Exhibit 99.2

Quantum-Si Appoints Patrick Schneider as President and Chief Operating Officer

GUILFORD, Conn.—(BUSINESS WIRE)--May 09, 2022-- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a life sciences company commercializing single molecule protein sequencing, today announced the appointment of Patrick Schneider, Ph.D., as President and Chief Operating Officer (COO). Schneider will succeed Michael McKenna, Ph.D., who will remain as Executive Vice President, Product Development and Operations.

“We have made substantial progress towards launching the world’s first true next generation protein sequencing system and I am thrilled to work with Patrick to raise the probability of our near-term and long-term success,” said Jonathan Rothberg, Ph.D., Interim Chief Executive Officer, Founder and Executive Chairman of Quantum-Si. “Patrick brings more than two decades of life science senior leadership experience and I am excited to be able to pass the day-to-day leadership of this gifted team to him as we execute our ambitious plans to transform the proteomics landscape.”

Schneider brings over 25 years of experience as an accomplished life science leader and entrepreneur. Schneider joins Quantum-Si from MilliporeSigma, where he most recently served as Senior Vice President of Strategy, Business Development and Innovation, and Chair of the Life Science Innovation Board. During his 16-year tenure with MilliporeSigma and its predecessor entities, Schneider held roles of increasing responsibility and led strategy development for the Research Solutions Business Unit, executed over 250 technology access, co-development and distribution agreements, developed in- and out-licensing strategies, and oversaw a global team of over 300 biologists, chemists and engineers. Earlier in his career, Schneider served as Vice President of R&D, Business Development and Scientific Affairs at Serologicals, Inc., where he developed and implemented the company’s M&A and partnership strategy. He also served as Chief Scientific Officer at Chemicon International, where he founded the Beckman Institute for Biomedical Research and co-founded Genome Biosciences, Inc., and Integrated Cell Technologies, Inc.

“I’m honored to help lead this impressive company into the future of next generation protein sequencing,” said Dr. Schneider. “I am excited about the Quantum-Si technology – to bring the power and scalability of semiconductor chip technology to this field and help answer questions in proteomics that might be too difficult or expensive to answer using historical approaches. Together with the rest of the leadership team, I’m eager to start building this ecosystem with our first launch this year.”

Schneider holds a B.S. in microbiology from Northern Arizona University and earned a Ph.D. in biology from the University of California, Irvine, where he conducted virology research for neurotropic RNA viruses.

About Quantum-Si Incorporated
Quantum-Si is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable single molecule next-generation protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the anticipated benefits of the recently completed business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; our ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following anticipated commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2021, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contacts
Juan Avendano
Mike Cavanaugh
ir@quantum-si.com

Media Contact
Karen Chase
QSI-PR@westwicke.com